SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 18, 2013
Date of report (Date of earliest event reported)

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BIOLIFE SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18710	94-3076866
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

 3303 Monte Villa Parkway, Bothell, WA 98021
(Address of principal executive offices, including zip code)

(425) 402-1400
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                      Departure of Director or Principal Officers; Election of Directors; Appointment ofCertain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors (the “Board”) of BioLife Solutions, Inc. (the "Company") appointed Joseph Schick to serve as a director effective November 18, 2013. The Board made a qualitative assessment of Mr. Schick’s level of knowledge and experience based on a number of factors, including his finance experience with various companies. The Board appointed Mr. Schick to serve as the Chairman of the Audit Committee of its Board of Directors. Raymond Cohen, the former Chairman of the Audit Committee, will remain a member of the Audit Committee.  Mr. Schick will receive the standard compensation for nonemployee directors.

The Board appointed current director Raymond Cohen to serve as a Chairman of the Board effective November 18, 2013 with compensation of $10,000 per month for his role as non-executive Chairman. This compensation shall be in lieu of the compensation to which the Chairman is otherwise entitled as a Director and a participant in committees of the Board.  Mike Rice, the former Chairman of the Board, will remain a Director as well as the Company’s President and Chief Executive Officer.

ITEM 7.01                      Regulation FD Disclosure

On November 18, 2013, the Company issued a press release entitled “BioLife Solutions Appoints Raymond W. Cohen as Chairman and Joe Schick to Board of Directors.” The press release is attached hereto as Exhibit 99.1. The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM  9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press release of BioLife Solutions, Inc. dated November 19, 2013 entitled “BioLife Solutions Appoints Raymond W. Cohen as Chairman and Joe Schick to Board of Directors”

Signatures:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLIFE SOLUTIONS, INC.

Date: November 19, 2013	By:	/s/ Daphne Taylor
Daphne Taylor
Chief Financial Officer